EXHIBIT 23.3

                CONSENT OF MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP

We consent to the references to the name of our firm under the caption "Legal Matters" in the Registration Statement (Form F-3) and related Prospectus of Commtouch Software Ltd. for the shelf registration of Ordinary Shares on behalf of the Company.

                                          MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


San Francisco, California

September 18, 2000